Exhibit 99.1

BlackRock Private Credit Fund June 12, 2026

Dear Shareholders,

We are writing to update you on the BDEBT's quarterly repurchase activity and discuss the fund's positioning in the current market environment.

As you know, BDEBT targets quarterly repurchases of up to 5% of outstanding shares, which provides shareholders with periodic liquidity while preserving our ability to invest in less liquid private credit assets that we believe offer compelling risk-adjusted returns.

During the second quarter of 2026, repurchase requests totaled approximately 5.3%1 of shares outstanding as of March 31, 2026, modestly exceeding the 5% framework for the first time since BDEBT’s inception. As marketed and consistent with its designed liquidity parameters, BDEBT will fulfill requests for 5% of shares outstanding as of March 31, 2026 (approximately $83 million).1 We believe maintaining discipline around this framework serves the long-term interests of all BDEBT’s shareholders.

Since its inception in June 2022, BDEBT has generated a 9.1% annualized total net return for Class I shareholders2 — 135 basis points above public leveraged loans over the same period.3 We believe this track record reflects our underwriting discipline, the strength of our portfolio companies, and the scale of one of the world's largest credit platforms.

We’ve seen some signs of market expectations shifting— in certain instances, this has included wider credit spreads and stronger deal terms. To the extent there is sustained improvement in deal activity, this could further broaden the opportunity set.

We believe BDEBT is well positioned to navigate, and benefit from, the current market environment. The Fund is operating with modest leverage of 0.5x and has approximately $1.4 billion of estimated liquidity, including approximately

$775 million of unused debt capacity, over $460 million of liquid assets, and over $170 million of cash on hand.4 This financial flexibility positions BDEBT to support existing investments, respond quickly to new investment opportunities, and meet shareholder liquidity needs through periodic tender offers.

BDEBT’s portfolio is defensively positioned to perform across market environments. As of April 30, 2026, 99.9% of the portfolio was invested in first lien senior secured loans5 and the weighted average loan-to-value ratio across our private portfolio was just 31%.6 The portfolio is highly diversified, with approximately 290 companies spanning more than 45 industries.7 Our borrowers continue to perform well, growing revenue by 12.2% and EBITDA by 9.0%8, while maintaining interest coverage of 2.4x9 over the trailing twelve months ended March 31, 2026, in each case on a weighted average basis. BDEBT’s portfolio credit quality also remains strong. Loans on non-accrual represented just 0.02% of the portfolio at fair market value10 as of March 31, 2026 and PIK income accounted for only 1.3% of total income11 during the first quarter of 2026.

Our focus remains consistent: selectivity, disciplined underwriting, thoughtful portfolio construction, and prudent balance sheet management in pursuit of attractive income and long-term returns.

We appreciate your continued trust in BDEBT and remain committed to delivering the benefits of private credit through a disciplined, long-term approach.

Sincerely,

BlackRock Private Credit Fund

BlackRock Private Credit Fund (”BDEBT”)

Important Information

Footnotes

1 Based on total shares outstanding as of March 31, 2026. Estimated based on preliminary information; subject to adjustment pending final transfer agent processing of tender requests and NAV calculation. Dollar amount of requests to be fulfilled is based on fund NAV as of June 30, 2026. The Fund expects to report the final results of its tender offer following the final calculation and payment of the purchase price to shareholders whose shares have been repurchased.

2 As of April 30, 2026 for Class I Common Shares, wherein inception date is June 1, 2022. Total net return is calculated as the change in monthly NAV per share during the period plus distributions per share (assuming any distributions, net of shareholder servicing fees, are reinvested in accordance with BDEBT’s distribution reinvestment plan) divided by NAV per share at the beginning of the period, which is calculated after the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, applicable shareholder servicing and/or distribution fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. Returns are prior to the impact of any potential upfront placement fees. The inception to date total net return is 8.1% for Class D Common Shares without placement fee, 7.1% for Class D Common Shares with placement fee, 7.3% for Class S Common Shares without placement fee, and 5.3% for Class S Common Shares with placement fee. The returns have been prepared using unaudited data and valuations of the underlying investments in BDEBT’s portfolio, which are estimates of fair value and form the basis for BDEBT’s NAV; valuations may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Share Class S commenced operations on 6/1/2024 and total net returns were made available as of 6/30/2024. Class S performance without placement fee is calculated by subtracting the annualized servicing fee (0.85% for Class S) from the Institutional Class share performance. Performance with placement fee is then calculated by assuming the maximum upfront placement fee is applied (3.5% for Class S) to the aforementioned shares. Share Class D commenced operations on 8/1/2024 and total net returns were made available as of 8/31/2024. Class D performance without placement fee is calculated by subtracting the annualized servicing fee (0.25% for Class D) from the Institutional Class share performance. Performance with placement fee is then calculated by assuming the maximum upfront placement fee is applied (3.5% for Class D) to the aforementioned shares.

3 Source: Bank Loans reflects the S&P/LSTA Leveraged Loan Total Return Index from May 31, 2022 to April 30, 2026. The premium is the difference between BDEBT’s Class I annualized inception to date total net return through April 30, 2026, which was 9.1%, and the bank loan annualized total return over the period above, which was 7.8%

4 Represents total estimated fund liquidity as of April 30, 2026, which includes unused debt capacity, liquid assets, including cash and cash equivalents.

5 Based on the aggregate fair value of the investment portfolio as of April 30, 2026. Includes “last out” portions of first lien senior secured loans. Senior secured investments are typically secured by real assets, intangible assets, and enterprise value, and consist of 1st and 2nd lien positions providing repayment priority in the event of default. The portion of BDEBT’s portfolio invested in first lien senior securities may vary over time.

6 Represents the weighted average at purchase total debt LTV and EBITDA of the BDEBT portfolio as of April 30, 2026. Loan to Value (“LTV”) is a ratio of the size of the loan to the borrower’s enterprise value. Figures are derived from the most recent financial statements from portfolio companies.

7 As of April 30, 2026 and based on MSCI / S&P Global Industry Classification Standard (“GICS”) industry definition.

8 Represents LTM EBITDA/revenue growth in BDEBT’s debt portfolio using the latest financials available as of March 31, 2026. Calculated with respect to all private credit investments in the investment portfolio. Excludes investments with no reported EBITDA or where EBITDA, in the Investment Adviser’s judgement made in its discretion, was not a material component of the original investment thesis. Weighted based on the fair value of the total applicable private credit investments. Figures are derived from the most recent financial statements from portfolio companies. Excludes companies with a year-over-year reporting period of less than twelve months.

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BlackRock Private Credit Fund (”BDEBT”)

Important Information

Footnotes (continued)

9 Interest coverage ratio of the investment portfolio, determined on a weighted average basis with respect to the applicable private credit investments, and weighted based on the fair value of private credit investments, is estimated as the ratio of average last-twelve-month EBITDA (“LTM EBITDA”) to cash interest based on the borrowing levels and market rates as of January 31, 2026 with respect to each private credit investment in the investment portfolio. Excludes investments with no reported EBITDA or where EBITDA, in the Investment Adviser’s judgement made in its discretion, was not a material component of the original investment thesis. LTM EBITDA statistics in BDEBT’s debt portfolio is using the latest financials available as of March 31, 2026.

10 Non-accrual rate is calculated as the aggregate fair market value of investments on non-accrual as a percentage of the total fair market value of the portfolio as of March 31, 2026.

11 PIK (payment-in-kind) income as a percentage of total investment income is calculated for the three months ended March 31, 2026. Total investment income includes interest income (cash and PIK), fee income, and dividend income, as reported in BDEBT's financial statements

Important Notes

BlackRock Private Credit Fund (“BDEBT” or the “Fund”) is a non-traded business development company (“BDC”) seeking to target high risk-adjusted returns produced primarily from current income generated by investing primarily in directly-originated, senior-secured corporate debt investments. The Fund is managed by BlackRock Capital Investment Advisors, LLC, an indirect subsidiary of BlackRock, Inc. (together with its affiliates, “BlackRock”).

This letter must be read in conjunction with the Fund’s prospectus in order to fully understand all the implications and risks of an investment in the Fund. This letter is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only under the Fund’s registration statement filed with the Securities and Exchange Commission and only by means of the prospectus, which must be made available to you prior to making a purchase of shares. Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Fund before investing. A copy of the prospectus containing this and other information about the Fund can be obtained from the SEC’s website at http://www.sec.gov. You are advised to obtain a copy of the prospectus and to carefully review the information contained or incorporated by reference therein before making any investment decision, including the “Risk Factors” section therein, which contains a discussion of the risks and uncertainties that the Fund believes are material to the Fund’s business, operating results, prospects and financial condition. The information in the prospectus may be changed.

Forward-Looking Statement Disclosure: Certain information contained in this letter constitutes “forward-looking statements,” which can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include the Fund’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. The Fund believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings.

Except as otherwise required by federal securities laws, BDEBT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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BlackRock Private Credit Fund (”BDEBT”)

Important Information

Additional Important Disclosures
This letter was not created by any third party registered broker-dealers or investment advisers who are distributing shares of the Fund (each a “Dealer”). The Dealers are not affiliated with the Fund and have not prepared the material or the information herein. Investments mentioned may not be suitable for all investors. Any product discussed herein may be purchased only after an investor has carefully reviewed the prospectus and executed the subscription documents. An investment in the Fund involves a high degree of risk and should be considered speculative. Further, opinions expressed herein may differ from the opinions expressed by a Dealer and/or other business affiliates of a Dealer. This is not a “research report” as defined by FINRA Rule 2241 and was not prepared by the research department of a Dealer or its affiliates.

Investing involves risks, including possible loss of principal. International investing involves risks, including risks related to foreign currency, limited liquidity, less government regulation, and the possibility of substantial volatility due to adverse political, economic or other developments. These risks are often heightened for investments in emerging/developing markets or smaller capital markets.

Opinions expressed herein reflect the current opinions of BlackRock as of the date set forth on the cover page (unless otherwise specified) and are based on BlackRock’s opinions of the current market environment, which is subject to change. Certain information contained herein discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Past performance is not a guarantee of future results. Actual results may vary. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market.

Shareholders, financial professionals and prospective investors should not rely solely upon the information presented when making an investment decision and should review the most recent prospectus, as supplemented, available at www.sec.gov or www.bdebt.com.

Distributed by BlackRock Investments, LLC, member FINRA.
©2026 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK is a trademark of BlackRock, Inc. or its affiliates. All other trademarks are those of their respective owners.

Important Disclosures

Investors should consider the Fund’s investment objective, risks, charges and expenses carefully before investing. This and other information about the Fund can be found in the Fund’s current prospectus. Copies of the Fund's prospectus may be obtained on the SEC EDGAR website. The prospectus should be read carefully before investing.

The Fund’s investment program entails risk. There can be no assurance that the investment objective of the Fund will be achieved or that its investment program will be successful.
•	Capitalized terms used but not defined herein have the meanings ascribed to them in the prospectus.
•	Investing involves risks, including possible loss of principal.
•	An investment in the Fund involves a high degree of risk and should be considered speculative. You could lose some or all of your investment.

The information provided here is neither tax nor legal advice. Investors should speak to their tax professional for specific information regarding their tax situation. Investment involves risk including possible loss of principal. The Fund does not intend to list its shares on any securities exchange, and the Fund does not expect any secondary market to develop for the shares.

The Fund is designed for long-term investors and an investment in the shares should be considered illiquid. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.

While the amount of the Fund’s net assets allocated to private investments may vary over time, BlackRock Capital Investment Advisors, LLC (the “Advisor”) anticipates allocating at least 80% of the Fund’s total assets (net assets plus borrowings for investment purposes) to these types of investments. See “Risk Factors —Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment —Private Investments Risk”, and “Risk Factors —As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our portfolio investments” and “ Determination of Net Asset Value” in the prospectus.

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BlackRock Private Credit Fund (”BDEBT”)

Important Information

Summary of Risk Factors:

Investing in our Common Shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” in the prospectus and “Item 1A. Risk Factors” in BDEBT’s most recently filed Form 10-K. Also consider the following:

•	There is no assurance that we will achieve our investment objective.
•	You will not have the opportunity to evaluate our investments before we make them.
•	You should not expect to be able to sell your shares regardless of how we perform.
•	You should consider that you may not have access to the money you invest for an extended period of time.
•	We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop prior to any listing.
•	Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
•
We have implemented a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. Our share repurchase program can be modified or suspended at our Board of Trustees’ discretion.

•	An investment in our Common Shares is not suitable for you if you need access to the money you invest. See “Suitability Standards” and “Share Repurchase Program” in the prospectus.
•
We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•
Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled.

•	We use and expect to continue to use leverage, which will magnify the potential for loss on amounts invested in us.
•
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

•
We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

•
An investor may pay a sales load of up to 3.50% and offering expenses of up to 1.50% on the amounts it invests in Class S shares. If you pay the maximum 3.50% sales load and offering expenses of 1.50%, you must experience a total return on your net investment of 5.26% in order to recover these expenses.

An investor may pay a sales load of up to 1.50% and offering expenses of up to 1.50% on the amounts it invests in Class D shares. If you pay the maximum 1.50% sales load and offering expenses of 1.50%, you must experience a total return on your net investment of 3.09% in order to recover these expenses.

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